Exhibit 5.1

[Letterhead of]

CRAVATH, SWAINE & MOORE LLP

[New York Office]

August 7, 2017

Evolent Health, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Evolent Health, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3ASR (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) for the purpose of registering, under the Securities Act, the sale of an indeterminate number of shares of the Company’s Class A common stock, par value $0.01 per share (“Shares”).

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for the purposes of this opinion, including, without limitation: (a) the second amended and restated certificate of incorporation of the Company (the “Certificate of Incorporation”); (b) the second amended and restated by-laws of the Company; (c) certain resolutions adopted by the board of directors (the “Board”) of the Company; and (d) the Registration Statement.

In rendering our opinion, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon statements or representations of officers or directors of the Company and Evolent Health LLC and documents furnished to us by the Company and Evolent Health LLC without independent verification of their accuracy.

Based upon and subject to the foregoing, and assuming that (i) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws; (ii) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Shares are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the Commission and will comply with all applicable laws; (iv) all Shares will be issued and sold in compliance with all applicable Federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (v) neither the issuance and delivery of the Shares, nor the compliance by the Company with the terms of the Shares will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Shares offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, we are of opinion that:

when both (A) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering, and related matters, of the Shares in conformity with the Certificate of Incorporation, and (B) certificates representing such Shares have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (which consideration is not less than the par value of the Shares) provided for therein, then such Shares will be validly issued, fully paid and nonassessable.

We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Cravath, Swaine & Moore

Evolent Health, Inc.

800 N. Glebe Road, Suite 500

Arlington, VA 22203

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